STARFIGHTERS SPACE, INC.

as the Corporation

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

as the Trustee

FIRST SUPPLEMENTAL CONVERTIBLE DEBENTURE INDENTURE

Dated as of December 19, 2024

THIS FIRST SUPPLEMENTAL CONVERTIBLE DEBENTURE INDENTURE is dated as of December 19, 2024.

BETWEEN:

STARFIGHTERS SPACE, INC.
a private company incorporated under the laws of State of Delaware and having its principal office at Reusable Launch Vehicle Hangar, Hangar Rd.; Cape Canaveral, FL, 32920

(the "Corporation")

AND

COMPUTERSHARE TRUST COMPANY OF CANADA
a trust company existing under the laws of Canada and registered to carry on business in the Province of British Columbia

(the "Trustee")

WHEREAS:

A. The Corporation and the Trustee executed a convertible debenture indenture (the "Original Indenture") dated as of February 24, 2023, governing the terms of convertible debentures (the "Debentures") of the Corporation thereunder;

B. The Corporation desires to supplement the Original Indenture by amending and replacing certain terms and provisions and schedules contained in the Original Indenture;

C. Section 15.1(e) of the Original Indenture provides for the creation of indentures supplemental to the Original Indenture for the purposes giving effect to any Extraordinary Resolution passed as provided in Article 12 of the Original Indenture;

D. The Trustee is authorized and directed to enter into this first supplemental indenture (the "First Supplemental Indenture") and to hold all rights, interests and benefits contained herein for and on behalf of those persons who are Debentureholders issued pursuant to the Original Indenture as modified by this First Supplemental Indenture from time to time;

E. All necessary acts and proceedings have been performed and taken and all necessary resolutions have been passed to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture legal, valid, effective and binding upon each of the Corporation and the Trustee for and on behalf of the Debentureholders in accordance with the terms of the Original Indenture, as amended by this First Supplemental Indenture; and

F. The foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Amendments to the Original Indenture

The Original Indenture is hereby amended as follows (the "Amendments"):

1. Deleting the definition of "IPO Price" in Section 1.1 in its entirety and replacing it with:

""IPO Price" means, as applicable, the price per security of the Corporation's initial public offering, the deemed share price of the Going Public Transaction or the reference share price per Common Share calculated in accordance with the policies of the applicable stock exchange in the event the Corporation completes a direct Public Listing;"

2. Inserting after the definition of "Global Debentures" in Section 1.1 the following definition:

""Going Public Transaction" means an initial offering or other transaction involving the Corporation, including without limitation, a merger, business combination, amalgamation, arrangement, share exchange, reverse-takeover, capital pool transaction or any similar transaction resulting in the Common Shares, a derivative of the Common Shares, or common shares of another issuer exchanged therefor being listed on a recognized stock exchange in the United States;"

3. Deleting Section 2.5(2) in its entirety and replacing it with:

"The Initial Debentures shall be dated as of the Issue Date, and shall mature on December 31, 2025 (the "Maturity Date" for the Initial Debentures).";

4. Deleting Section 2.5(3) in its entirety and replacing it with:

"The Initial Debentures shall bear interest as follows:

(a) from the Issue Date thereof until February 24, 2025 at the rate of 5.0% per annum; and

(b) from February 25, 2025 until the Maturity Date at the rate of 8.0% per annum,

(based on a year of 360 days comprised of twelve 30-day months), (not already converted) payable on the Maturity Date of the Initial Debentures (deducting any Tax which the Corporation is required by law to deduct or withhold from such interest payment), payable after as well as before default, with interest on amounts in default or after maturity at the same rate, in each case compounded semi-annually. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day. The record date for the payment of interest on the Initial Debentures will be that date which is five Business Days prior to the Maturity Date."; and

5. Schedule A will be deleted in its entirety and replaced with Appendix A attached hereto.

Other

6. This First Supplemental Indenture is supplemental to the Original Indenture and the Original Indenture will henceforth be read in conjunction with this First Supplemental Indenture and all the provisions of the Original Indenture, except only insofar as the same may be inconsistent with the express provisions hereof, will apply and have the same effect as if all the provisions of the Original Indenture and of this First Supplemental Indenture were contained in one instrument and the expressions used herein will have the same meaning as is ascribed to the corresponding expressions in the Original Indenture.

7. On and after the date hereof, each reference to the Original Indenture, as amended by this First Supplemental Indenture, "this Indenture", "herein", "hereby", and similar references, and each reference to the Original Indenture in any other agreement, certificate, document or instrument relating thereto, shall mean and refer to the Original Indenture as amended hereby. Except as specifically amended by this First Supplemental Indenture, all other terms and conditions of the Original Indenture shall remain in full force and unchanged.

8. The Debentures issued and outstanding shall be deemed to include the Amendments as set forth herein, without any further action of the Debentureholders or surrender or exchange of their Debenture Certificates.

9. The Original Indenture shall be and continue to be in full force and effect, unamended, except as provided herein, and the Corporation hereby confirms the Original Indenture in all other respects.

10. This First Supplemental Indenture shall be governed by and be construed in accordance with the laws of the Province of British Columbia and shall be binding upon the Parties hereto and their respective successors and assigns.

11. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date set out at the top of the first page of this First Supplemental Indenture.

12. All capitalized terms used and not otherwise defined in this First Supplemental Indenture shall have the meanings ascribed to them in the Original Indenture.

IN WITNESS WHEREOF the Parties hereto have executed this First Supplemental Indenture under the hands of their proper officers in that behalf.

STARFIGHTERS SPACE, INC.

By:	/s/ David Whitney
Name: David Whitney
Title: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Corentin Leverrier
Name: Corentin Leverrier
Title: Corporate Trust Manager

By:	/s/ Sue-Anne Wong
Name: Sue-Anne Wong
Title: Corporate Trust Officer

EXHIBIT A

Schedule A - Form of Debenture

[If to a Canadian Debentureholder, add:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISUER IN ANY PROVINCE OR TERRITORY.]

[All Debentureholders, add:]

"THESE DEBENTURES AND THE SECURITIES DELIVERABLE UPON THE CONVERSION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, EACH AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [For Debentures issued outside the United States in offshore transactions pursuant to Rule 903 of Regulation S, add: FURTHERMORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.]

THESE DEBENTURES MAY NOT BE CONVERTED UNLESS THESE DEBENTURES AND THE COMMON SHARES ISSUABLE UPON CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE."]

[If a Global Debenture, add:

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST INDENTURE DATED AS OF THE 24th DAY OF FEBRUARY, 2023 BETWEEN STARFIGHTERS SPACE, INC. AND COMPUTERSHARE TRUST COMPANY OF CANADA (THE "INDENTURE"). EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE DEBENTURE AND THE SECURITIES DELIVERABLE UPON THE CONVERSION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, EACH AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. FURTHERMORE, THE SECURITY REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO STARFIGHTERS SPACE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.]

CUSIP 85529MAA2

ISIN CA85529MMA23

No. ●

Principal Amount US$●

STARFIGHTERS SPACE, INC.

(a corporation incorporated under the laws of State of Delaware)

5.0% SECURED CONVERTIBLE DEBENTURE

DUE ●, 2025

STARFIGHTERS SPACE, INC. (the "Corporation") for value received hereby acknowledges itself indebted and, subject to the provisions of the debenture indenture (the "Indenture") dated as of February 24, 2023, as supplements by the first supplemental indenture dated ●, between the Corporation and Computershare Trust Company of Canada (the "Trustee"), promises to pay to the registered holder hereof on ●, 2025 or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (any such date, the "Maturity Date") the principal amount hereof in lawful money of the United States of America on presentation and surrender of this Initial Debenture at the main branch of the Trustee in Calgary, Alberta, in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof (a) from, and including, the date hereof, to February 24, 2025 at the rate of 5.0% per annum and (b) from February 25, 2025 to the Maturity Date at the rate of 8.0% per annum, (based on a year of 360 days comprised of twelve 30-day months), in like money, in arrears in equal (less any tax required by law to be deducted or withheld) on the Maturity Date and, should the Corporation at any time make default in the payment of any principal, premium, if any, or interest, to pay interest (less any tax required by law to be deducted or withheld) on the amount in default at the same rate, in like money and on the same date.  Any such rights to payment of any principal or interest shall be subject to the conversion provisions attached to this Initial Debenture.

This Initial Debenture is one of the 5.0% Secured Convertible Debentures (referred to herein as the "Initial Debentures") of the Corporation issued or issuable in one or more series under the provisions of the Indenture. The Initial Debentures authorized for issue immediately are limited to an aggregate principal amount of $8,000,000 in lawful money of the United States of America. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of $100 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

Subject to the provisions in the Indenture and without further action on the part of the Registered Holder, if after February 24, 2023, and prior to the Maturity Date, the Corporation completes a listing of its Common Shares on a Recognized Stock Exchange, the principal amount of the Initial Debentures and all accrued and unpaid interest thereon (less any tax required by law to be deducted or withheld) to the Forced Conversion Date (as defined herein) will automatically convert into Common Shares at the Conversion Price upon delivering a written notice (the "Forced Conversion Notice") to the Trustee in accordance with the Indenture and to the Registered Holder by way of news release. The effective date for the forced conversion (the "Forced Conversion Date") shall be the date the Common Shares are listed on such Recognized Stock Exchange, and on such Forced Conversion Date: (i) all of the principal amount of this Debenture and all accrued and unpaid interest thereon (less any Tax which the Corporation is required by law to deduct or withhold)  shall be deemed to be converted into Common Shares at the then-applicable Conversion Price; and (ii) the registered holder hereof shall be entered in the books of the Corporation as at the Forced Conversion Date as the holder of the number of Common Shares, as applicable, into which this Initial Debenture is convertible.

The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest determined in accordance with the Indenture.

Not less than 30 days prior to the consummation of: (i) any event as a result of or following which any person, or persons acting jointly or in concert directly or indirectly within the meaning of applicable securities legislation, beneficially owns or exercises control or direction over an aggregate of more than 50% of the outstanding Common Shares; or (ii) the sale or other transfer of all or substantially all of the consolidated assets of the Corporation, unless the holders of voting securities of the Corporation immediately prior to such sale, merger, reorganization or other similar transaction hold securities representing 50% or more of the voting control or direction in the Corporation or the successor entity upon completion of such merged, reorganized or other continuing entity (collectively, a "Change of Control"), the Corporation shall notify the holders of the Initial Debentures of the Change of Control, and the holders of the Initial Debentures shall, in their sole discretion, have the right to require the Corporation to, either: (i) purchase the Debentures at 100% of the principal amount thereof plus unpaid interest to the Maturity Date; or (ii) convert the Debentures at the price per Common Share paid for the Common Shares being acquired as part of the Change of Control (the "Change of Control Offer"). If 90% or more of the principal amount of all Debentures outstanding on the date the Corporation provides notice of a Change of Control to the Trustee have been tendered for purchase pursuant to the Change of Control Offer, the Corporation has the right to redeem all the remaining outstanding Initial Debentures on the same date and at the same price.

If a bona fide offer is made for the Initial Debentures and 90% or more of the principal amount of all the Initial Debentures (other than Initial Debentures held at the date of the offer by or on behalf of the Offeror, associates or affiliates of the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Initial Debentures of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Initial Debentures.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct secured obligation of the Corporation.

These Initial Debentures and the Common Shares issuable upon conversion ("Underlying Securities") hereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States.  The Initial Debentures may not be converted absent an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.  In addition, the Initial Debentures and Common Shares may only be offered and sold to pursuant to and in compliance with (i) an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws, or (ii) a safe harbor from such registration requirements provided by Rule 903 or Rule 904 of Regulation S of the U.S. Securities Act.  To the extent any Debentures or Underlying Securities are transferred, and except as may otherwise be confirmed by a legal opinion of counsel of recognized standing in form and substance reasonably acceptable to the Corporation, such securities will remain "restricted securities" and will continue to be endorsed with the U.S. Legends required by the Indenture.  As the Corporation is a "domestic issuer" within the meaning ascribed to such term in Rule 405 under the U.S. Securities Act and Rule 902(e) of Regulation S, any of such securities sold outside the United States in accordance with Rule 903 or Rule 904 of Regulation will continue to be "restricted securities" under Rule 905 of Regulation S. "U.S. person" and "United States" are as defined in Regulation S under the U.S. Securities Act.

The Indenture contains provisions whereby all holders of outstanding Debentures (or in certain circumstances, specific series of Debentures) will be bound by resolutions passed at meetings of such holders held in accordance with such provisions, and instruments signed by the holders of a specified majority of outstanding Debentures (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Shares and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture or this Initial Debenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Calgary and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture. In the event of any inconsistency between the terms of this Initial Debenture and the Indenture, the terms of the Indenture shall govern.

IN WITNESS WHEREOF STARFIGHTERS SPACE, INC. has caused this Debenture to be signed by its Chief Executive Officer as of ●.

STARFIGHTERS SPACE, INC.

By:
Name:
Title:

TRUSTEE'S CERTIFICATE

This Initial Debenture is one of the 5.0% Secured Convertible Debentures due ●, 2025 referred to in the Indenture within mentioned.

Dated:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:
Title:

REGISTRATION PANEL

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________, whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or US$               principal amount hereof*) of STARFIGHTERS SPACE, INC. standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:________________________________________________________________________________________

Address of Transferee: _________________________________________________________________________

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable: ______________________________________________

*If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $100 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of $100 by reason of your having exercised your right to exchange upon the making of a Change of Control Offer, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

LEGAL OPINION REQUIREMENT

THE TRANSFEROR MUST DELIVER AN OPINION OF COUNSEL TOGETHER WITH THIS FORM OF ASSIGNMENT AND SUCH OTHER DOCUMENTATION REASONABLE REQUIRED BY THE COMPANY, WHICH MAY INCLUDE A U.S. ACCREDITED INVESTOR CERTIFICATE OF THE TRANSFEREE.  THE LEGAL OPINION MUST BE TO THE EFFECT THAT THE TRANSFER OF THE INITIAL DEBENTURES HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR IS EXEMPT OR NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS.  THE LEGAL OPINION WILL NOT BE SUFFICIENT UNLESS IT IS IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION AND TRUSTEE) TOGETHER WITH SUCH OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION AND TRUSTEE.  THE TRANSFER ACKNOWLEDGES THAT THE FORM OF DEBENTURE CERTIFICATE ISSUED TO THE TRANSFEREE WILL BE ENDORSED WITH THE U.S. LEGEND REQUIRED BY THE INDENTURE GOVERNING THE INITIAL DEBENTURE ISSUED TO THE TRANSFEROR.

CHECK TO INDICATE IF LEGAL OPINION ATTACHED:

 Legal Opinion Attached

Certificates will not be registered or delivered to unless the above box is checked.

If the box above is checked, holders are encouraged to consult with the Corporation and the Trustee in advance to determine that the legal opinion tendered in connection with the transfer will be satisfactory in form and substance to the Corporation and the Trustee.

REASON FOR TRANSFER - For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

 Gift  Estate  Private Sale  Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Value per Debenture on the date of event:

CAD OR USD

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration record or enlargement, or any change whatsoever.  The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED", "MEDALLION GUARANTEED" OR "SIGNATURE & AUTHORITY TO SIGN GUARANTEE", all in accordance with the transfer agent's then current guidelines and requirements at the time of transfer.  For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a "SIGNATURE & AUTHORITY TO SIGN GUARANTEE" Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a "MEDALLION GUARANTEED" Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution